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            [LETTERHEAD OF CROWE CHIZEK AND COMPANY APPEARS HERE]


                                                                  EXHIBIT 23


                     CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement of Houghton Mifflin Company on Form S-3 and the related prospectus, of our report dated December 10, 1993 on the 1993 financial statements of McDougal, Littell & Company, which report is included in the Form 8-K of Houghton Mifflin Company.


                                       /s/ Crowe, Chizek and Company

                                       Crowe, Chizek and Company

Oak Brook, Illinois
March 23, 1994

[ADDRESS FOOTLINE OF CROWE, CHIZEK AND COMPANY APPEARS HERE]   [LOGO OF
                                                                HORWARTH
                                                                INTERNATIONAL
                                                                 APPEARS HERE]